Exhibit 99.1

Blue Apron Appoints Brad Dickerson as Chief Executive Officer

Founder Matt Salzberg Named Executive Chairman

Dickerson Brings Proven Record Leading Public Consumer Companies

Company Reaffirms Previously Stated Financial Guidance

NEW YORK — November 30, 2017 — Blue Apron Holdings, Inc. (NYSE:APRN) today announced that the Company’s Board of Directors has appointed Brad Dickerson as President and Chief Executive Officer. He will assume day-to-day leadership of the company and will also join Blue Apron’s Board of Directors. Dickerson, a consumer and capital markets veteran, has served as Blue Apron’s Chief Financial Officer since he joined the company in February 2016. Matt Salzberg, Blue Apron’s co-founder, has stepped down from his role as President and CEO and has been named Executive Chairman. Salzberg will also continue to serve as Chairman of the Board of Directors. The Company has commenced a search for a new Chief Financial Officer.

“It has been a tremendous honor to serve as the CEO of Blue Apron since founding the company and I am incredibly proud of everything our team has accomplished together in just five years,” said Salzberg. “We’ve made meaningful progress toward our top company priorities. Since we completed the transition of volume to our fulfillment center in Linden, New Jersey less than two months ago, our most recent On-Time-In-Full rates have improved to be in line with our other fulfillment centers. Additionally, as expected, our margins since the end of the third quarter have significantly improved.”

“The Board and I are confident that Brad is the right person to build on this momentum,” Salzberg continued. “He is a seasoned leader with significant experience working with the public markets, operating efficiently at scale, and delivering value to shareholders. We are lucky to have him as our next CEO.”

Before joining Blue Apron, Dickerson, 52, spent eleven years at Under Armour in senior leadership roles including as Chief Financial Officer and Chief Operating Officer. As one of Under Armour’s most tenured executives, Dickerson helped advance the company’s growth strategy, leading strong teams around him that took Under Armour from $200 million to $4 billion in net revenue. As Under Armour’s Chief Operating Officer, he was also instrumental in driving operational efficiencies across the company’s global supply chain that included multiple distribution channels.

“I know that I speak for everyone at Blue Apron in thanking Matt for his leadership and tireless dedication to the company,” said Dickerson. “I am incredibly excited to assume this new role and for the future of the company. We have an exceptionally talented team at Blue Apron that is focused on taking decisive actions to transform the business, continuing to innovate our product in new and diverse ways, and unlocking future growth opportunities. We remain confident in our previously stated financial guidance for the second half of 2017, and I believe we are taking the right steps to move the business forward.”

Dickerson will participate in the Raymond James Technology Investors Conference in New York on Monday, December 4, 2017 at 1:15 p.m. Eastern Time. He will also speak at the KeyBanc Capital Markets Consumer Conference featuring Convergence on Wednesday, December 6, 2017 and the Company will meet with investors throughout the day.

A live webcast and replay of the Raymond James session will be available on Blue Apron’s Investor Relations website at investors.blueapron.com.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet. The Company has developed an integrated ecosystem that enables the Company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks related to its announced management and organizational changes, the continued service and availability of key personnel, its ability to expand its product assortments by offering additional products for additional consumer segments, the company’s anticipated growth strategies, anticipated trends and challenges in its business, and its expectations regarding, and the stability of, its supply chain, and the risks more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2017 and other filings that Blue Apron may make with the SEC in the future. Blue Apron assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Blue Apron Contacts:

Investors:

Felise Glantz Kissell, 347-560-5636

felise.kissell@blueapron.com

Media:

Nisha Devarajan, 512-965-2827

nisha.devarajan@blueapron.com